As filed with the Securities and Exchange Commission on December 7, 2000 Registration No.
                ------------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 2054

                               FORM SB-2
                         REGISTRATION STATEMENT
                                 Under
                        The Securities Act of 1933

                         Rubicon Medical Corporation
                         -----------------------
            (Name of registrant as specified in its charter)

      Delaware                     3061                   87-0361403
      --------                     ----                   ----------
(State or Jurisdiction of       Primary SIC             (IRS Employer
incorporation or organization)                        Identification No.)

      2064 West Alexander, Salt Lake City, Utah 84119; (801) 886-9000
      ---------------------------------------------------------------
(Address, including zip code, and telephone number, including area code of Small Business Issuer's principal executive offices)

                                                  COPY TO:
Richard J. Linder, President/CEO             Victor D. Schwarz, Esq.
Rubicon Medical Corporation                  2681 Parleys Way, Suite 203
2064 West Alexander                          Salt Lake City, Utah 84109
Salt Lake City, Utah 84109                   Facsimile (801) 463-6085
Telephone: (801) 886-9000
Facsimile: (801) 886-9004
-----------------------------------
(Name, address, including zip code
and telephone number, including area
code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]


                          CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum      Proposed Maximum
Title of Each Class of               Amount to       Offering Price          Aggregate            Amount of
Securities to be Registered         Be Registered      Per Share(1)        Offering Price    Registration Fee
Common Stock offered by Selling
Shareholders                         11,508,000          $1.00                 $11,508,000        $3,039

Total                                11,508,000          $1.00                 $11,508,000        $3,039

(1)Estimated solely for purposes of calculating the registration fee.  The maximum offering price per share is based upon anticipated offering price per share of $1.00 pursuant to Rule 457(a), as the Common Stock has never traded on any market.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Table of Contents
               Pursuant to Item 502(f) of Regulation S-B

Section                                                     Page
-------                                                     ----
PROSPECTUS SUMMARY                                           2
     Rubicon                                                 2
     Contact Information                                     2
     The Offering                                            3
RISK FACTORS
     Our manufacturing operations have not proved
        profitable and substantial uncertainties surround
        the future profitability of those operations.        3
     Without additional funds to complete the
        acquisition of Accurate Designs, Inc. and fund additional medical device research, our ability
        to remain operational will be questionable.          3
     Purchasers of shares in this offering may
        be buying shares at prices higher than
        the enterprise value and have trouble
        reselling the shares.                                3
     We have two key employees who have been
        responsible for our product development
        and the loss of either would have detrimental
        effects on our future prospects.                     4
     Extensive governmental regulations make it costly
        for us to move quickly on new opportunities
        and limit the work we can pursue.                    4
     Healthcare regulations on "pass-through"
        reimbursements from the HealthCare Finance
        Administration (HCFA) may impact our ability
        to obtain reimbursements through Medicare on
        licensed devices.                                    5
     The Guardian embolization protection system may
        not gain regulatory approval in the United
        States and/or Europe.                                5
FORWARD LOOKING STATEMENTS                                   5
DIVIDEND POLICY                                              6
MARKET PRICE OF COMMON STOCK                                 6
BUSINESS                                                     6
     Background                                              6
     Industry overview                                       7
     Contract Manufacturing                                  7
     Equipment Manufacturing                                 8
     Technology Development and Licensing                    8
     Competition                                             9
     Employees                                               9
     Facilities                                             10
MANAGEMENT DISCUSSION AND ANALYSIS OF OPERATIONS            10
     General                                                10
     Plan of operation                                      10
     Contract Manufacturing                                 10
     Equipment Manufacturing                                11
     Technology Development and Licensing                   11
     Liquidity and Capital Resources                        12
        December 31, 1999 and 1998                          12
        September 30, 2000                                  13
     Results of Operations                                  13
        December 31, 1999 and 1998                          13

        September 30, 2000                                  14

MANAGEMENT                                                  14
     Directors and Executive Officers                       14
     Executive Compensation                                 15
PRINCIPAL STOCKHOLDERS                                      16
CERTAIN TRANSACTIONS                                        17
SELLING STOCKHOLDERS                                        17
PLAN OF DISTRIBUTION                                        18
DESCRIPTION OF SECURITIES                                   19
     Common Stock                                           19
     Preferred Stock                                        19
        2000 Series A Convertible Preferred Stock           19
     Transfer Agent                                         19
LEGAL MATTERS                                               19
EXPERTS                                                     20
INTEREST OF NAMED EXPERTS AND COUNSEL                       20
ADDITIONAL INFORMATION                                      20
INDEMNIFICATION                                             20
INDEX TO FINANCIAL STATEMENTS                               22
FINANCIAL STATEMENTS                                       F-1

                      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                      --------------------------------------------



                              Rubicon Medical Corporation
                          11,508,000 Shares of Common Stock
                                (par value $.001)

The 11,508,000 shares of common stock, par value $.001 of Rubicon Medical Corporation, a Delaware corporation are offered by certain selling stockholders. The expenses of the offering, estimated at $57,039, will be paid by Rubicon and certain selling stockholders. There is presently no public market for the shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 The date of this Prospectus is _______, 2000.

                              PROSPECTUS SUMMARY

The following is a summary of the information, financial statements and the notes included in this prospectus.

Rubicon............Rubicon Medical Corporation is a medical products manufacturing and device development company with three strategic business units; 1) contract manufacturing, 2) equipment manufacturing, and 3) technology development and licensing.

Contact
 Information......The corporate offices of Rubicon are located at 2064 West
                  Alexander, Salt Lake City, Utah 84119; telephone number is
                 (801) 886-9000.

The Offering:

Securities
 Offered..........11,508,000 shares of Common Stock-All by Selling
Stockholders.

Risk Factors......Rubicon has lost money until the second quarter of 2000, and only recently has had the capital to continue the development of its products. We are dependent on our research capabilities to develop new products and as with any research there is a substantial uncertainty as to the future economic benefit. We do not have a public market for our securities and no support from major brokerage houses. Accordingly, as set forth in more detail, the securities offered involve a high degree of risk and should not be
                  purchased by investors who cannot afford the loss of their entire investment.

Common Stock
 Outstanding......48,000,000 shares-no additional shares will be issued by
                  Rubicon in this offering.

Preferred Stock
 Outstanding......163,400 shares of preferred stock are outstanding and a classified as Series A Convertible Preferred Stock.

                               RISK FACTORS

     The Common Stock for sale is a speculative investment and very risky. You should especially consider these risk factors and the information in the rest of this Prospectus.

Our manufacturing operations have not proved profitable and substantial uncertainties surround future profitability and our ability to continue in business.
---------
     Our operations are divided into distinct business units. Only one of these business units has proven profitable at this time. One of the reasons for the lack of profitability in contract manufacturing and equipment manufacturing is the nature of the medical device industry, which takes extensive time and resources to penetrate those markets. We have reached a point where we now have a facility capable of producing product and services to sell and have the needed resources to execute our business plan. Unfortunately, it has taken longer than anticipated to have products and services ready for the marketplace and there can be no assurance that our products and services are going to be accepted or that we will be able to sell enough to be profitable. Purchasers of shares of Rubicon common stock will be buying shares in an unproven operation with no assurance of future profitability and limited resources.

Without additional funds to fund manufacturing operations and additional medical device research, our ability to remain operational will be questionable.
-------------
     Rubicon has recently completed a licensing agreement with Abbott Laboratories, which provided a cash infusion of $2,000,000. We also raised $817,000 through the sale of our equity securities. Of this money, approximately $1,500,000 remains. Except for the 2,000,000 from Abbott, Rubicon has not produced a profit and none is expected in the next two quarters. Rubicon's future success will therefore depend on its ability to raise additional capital and future payments from the licensing agreement with Abbott. If Abbott were to stop pursuing the commercialization of the products licensed from Rubicon and cease future payments, our current capital position would not allow us to continue to expand operation and future solvency of our business would be in jeopardy.

Purchasers of shares in this offering may be buying shares at prices higher than the enterprise value and have trouble reselling the shares.
-----------------------------------------------------------
     Although this offering does not come within the normal definition of an initial public offering, there are many similarities that place purchasers of shares offered pursuant to this Prospectus at particular risk. There is presently no public market for the shares being offered. The shares sold pursuant to this Prospectus will be the first shares available to the general public. This creates a situation where purchasers of the shares offered in the Prospectus do not have the ability to see how the market views the shares over time. Additionally, the price of the shares may be affected by the supply and demand principals far more than the price of securities, which have an active trading market and have been listed over a period of time. Purchasers will be buying from a relatively small number of stockholders with the majority of shares in the hands of only a few selling stockholders. If larger stockholders do not want to sell some of their position, prices could increase because of the demand being greater than the available supply of shares. This is often seen in initial public offerings resulting in the prices beginning to settle as supply increases. Unlike in the initial public offering, however, there is no underwriter with expertise to value Rubicon.

Here, the investor will make his or her own determination of price without the benefit of an underwriter's assistance.

     Shares of Rubicon's common stock also currently do not meet the NASDAQ listing requirements for the Small Cap(R) Market. Until Rubicon is able to satisfy NASDAQ's requirements for listing, trading of the shares will be conducted on the NASD's OTC Bulletin Board, established for securities not meeting the NASDAQ Small Cap(R) Market listing requirements. Generally, companies listed on the bulletin board do not have the liquidity ability or investor following of NASDAQ companies. Consequently, the liquidity of shares could be impaired. This is not only in the number of securities, which could be bought and sold, but also potential delays in the timing of transactions, reduction in security analysts' and news media's coverage of Rubicon resulting in lower prices for shares than might otherwise be attained.

We have two key employees who have been responsible for our product development and the loss of either would have detrimental effects on our future prospects.
----------------------------------------------------------------------------
     Richard J. Linder, President/CEO and Harold Pearsall, Vice President of Operations have been instrumental in the development of our products including the Guardian Embolization Protection System and RF molding equipment. As a small company, without extensive training, we do not have employees with the capabilities to assume either of their roles or who have the technical knowledge possessed by these individuals. Mr. Linder was responsible for the development of the Guardian System and subsequent negotiations with Abbott Laboratories. He has a medical products marketing and production background that is instrumental in identifying business opportunities for Rubicon. Mr. Pearsall was the owner of Accurate Designs, prior to its acquisition by Rubicon, and developed its RF molding equipment. Mr. Pearsall is a recognized expert in RF molding equipment and manufacturing. To mitigate the risk of loss, we intend to purchase key man life insurance on both of these individuals, but the insurance may not cover the long-term downturn in business from the loss of either gentlemen.

Extensive governmental regulations make it costly for us to move quickly on new opportunities and limit the work we can pursue.
-----------------------------------------------
     The focus of our business is in the medical product field. The nature of this field requires extensive research and development costs and testing expenses prior to product being allowed to be used on people. Additionally, extensive product control measures are required on all products manufactured for use in the medical industry. As a result of these regulations, the cost of developing our operations to the point we can now start producing products has been extensive and drained our limited resources. Outside the medical tubing and catheter tip markets, we do not anticipate producing the products we design. Instead our limited resources will require we focus our efforts on being a design shop and license the end products to other manufacturers and companies with the ability to pursue human testing and eventual marketing. This business model will limit our profitability and make it difficult for us to expand without the efforts of third party large cap company's support of our designs. Presently, only one of our medical product designs is being pursued by a large cap company and there is no assurance they will continue to pursue the commercialization of this product.

Healthcare regulations on "pass through" reimbursements from the HealthCare Finance Administration (HCFA) may impact our ability to obtain reimbursements through Medicare.
-----------------
     The HCFA, through Congressional mandate, has limited "pass through" payments on medical devices to 2.5% of their overall budget. There is a high budgetary demand and current "pass through" payments may exceed the 2.5% mandate. This may prevent new and innovative technology accessability to the elderly who are covered under Medicare and reduce our potential market opportunities.

The Guardian Embolization Protection System may not gain regulatory approval in the United States and/or Europe.
--------------------------------
     The Guardian embolization protection system has been licensed to Abbott Laboratories. Abbott has paid the initial $2,000,000 license fee to Rubicon. Additional license fees and royalties are pending certain milestones including regulatory approval in Europe and the United States. There is a possibility that Abbott Laboratories will either not pursue these regulatory approvals or that the Guardian system cannot obtain these approvals. In either event, Rubicon may not have the additional working capital necessary to fund new medical device research and manufacturing operations.

                        Forward Looking Statements.

     This Prospectus contains certain forward looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to Rubicon's future marketing efforts and the future economic performance of Rubicon. The forward looking statements and associated risks set forth in this Prospectus include or relate to the ability of Rubicon to obtain required financing for our future operations, develop new products, complete the acquisition of additional businesses and commercially produce and sell our products and services.

     The forward-looking statements herein are based on current expectations involving a number of risks and uncertainties. Such forward-looking statements are based on the assumptions described in the preceding paragraph. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, which are difficult or impossible to predict accurately and many of which are beyond Rubicon's control. Accordingly, although Rubicon believes the assumptions underlying the forward looking statements are reasonable, any such assumption could prove to be inaccurate and there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in Rubicon's business and operations which could cause Rubicon's operating results to vary markedly and adversely from prior results or the results contemplated by the forward looking statements. Increases in maintenance, fuel or labor costs, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward looking statements. Management decisions, including budgeting, are subjective in many respects. Periodic revisions must be made to reflect actual conditions and business developments; the impact of which may cause Rubicon to alter our marketing, capital investment and other expenditures, which may also materially adversely affect Rubicon's results of operations. In light of significant uncertainties inherent in the forward looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by Rubicon or any other person that Rubicon's objectives or plans will be achieved.

                                Dividend Policy

     Rubicon has not paid dividends and does not anticipate paying cash dividends in the foreseeable future. Instead Rubicon will use any revenue to expand operations.

                         Market Price of Common Stock

     Prior to this Offering, there has been no public market for Rubicon's common stock and there can be no assurance that a significant public market for the common stock will develop or be sustained after the Offering. Rubicon will seek a market maker to apply to have Rubicon's common stock included for quotation on the NASD's Electronic Bulletin Board on the effectiveness of Rubicon's registration statement under the symbol "RBMC." There can be no assurance that the market maker's activities will continue, or that an active trading market for the common stock will be developed or maintained. The future market price of the common stock may be highly volatile. Rubicon is registering 11,508,000 shares, which will be the only shares able to be sold to the public. The shares issued to the shareholders of Rubicon Medical, the Utah corporation, in relation to the reorganization with Hi-Tech Ventures may be available for resale under Rule 144 in October 2001. As of November 30, 2000, there were approximately 146 record holders of the Company's common stock.
                                  Business

Background
----------
     Rubicon was formed in December 1996 to pursue the development and marketing of medical products, devices and services. Originally, Rubicon was formed as a limited liability company under the laws of the State of Utah. On March 31, 2000, Rubicon changed from a limited liability company form to a corporate form. In October 2000, Rubicon completed a merger with Hi-Tech Ventures, Inc., a Delaware corporation, which resulted in Rubicon's management taking control of Hi-Tech and Rubicon's shareholders becoming the majority owners of Hi-Tech.

     Prior to its merger with Rubicon, Hi-Tech had no operations and nominal assets. Hi-Tech's prior business operations had ceased in the early 1990's and it had not engaged in any meaningful business in almost ten years.

     Rubicon was originally formed to be a manufacturer of medical tubing. From this base, Rubicon has expanded to also produce catheter tips. We have also purchased Accurate Designs, Inc., a Salt Lake City, Utah based catheter-tipping company. Accurate Designs not only manufactures the catheter tip but manufactures the related equipment.

     The past two years has been spent on the development of our manufacturing facilities and locating the right people to run the facilities. We have spent considerable time and money in developing internal manufacturing and quality systems to comply with ISO9002, which we received on April 10, 2000. Gaining ISO9002 certification gives us the necessary quality certification to engage in contract manufacturing in the tubing and catheter markets. The addition of Accurate Designs, besides adding manufacturing expertise, gives us another avenue of business, that of equipment manufacturing.

     Rubicon has expanded its operation by leveraging on its medical engineering capabilities to develop other medical products. One of the products we have been working on is a Guardian embolization protection system for use in the neuro-interventional and cardiology markets. The Guardian project is complete through the design engineering, U.S. and international patent and in-vitro testing stages. Further development is required to produce multiple product iterations, complete animal testing, and obtain regulatory approval for marketing. We have licensed this product to Abbott Laboratories who will complete the further development of the product. We licensed this product to Abbott Laboratories due to the cost and resources required to pursue product development throughout the animal testing, regulatory approval or marketing phases. Presently, we do not think it makes sense for a company our size to try and take a product through the regulatory approval and marketing phase. Instead we intend to stay at the design phase and license the product concept and design to large capital companies such as Abbott Laboratories to complete the regulatory approval and marketing of these products, which is an extremely expensive undertaking.

Industry overview
-----------------

     Contract Manufacturing
     ----------------------

     Our contract manufacturing operation is focused on the medical tubing and catheter markets. The medical industry continues to grow in terms of product demand for medical tubing. The international prospects for medical tubing are focused primarily in two markets, Europe and Asia. The European markets typically lead the United States market in device regulatory approvals, and is therefore an early indicator for new products in the United States. The Asian market is historically supplied by regional raw material suppliers and is not a market we think we can enter at this time.

     There are various categories of medical tubing including single lumen commodity PVC and multi-lumen specialty tubing. Commodity tubing used in I.V. tubes, feeding tubes, and endotracheal tubes is consumed in large quantities. Specialty tubing used in catheter tubing and other invasive tubes, is difficult to produce and requires substantial development time.

     Throughout the United States, medical OEM's are consuming tubing that
must meet very stringent quality demands.   Customer specifications list
tolerances as tight as +/-.001". The nationwide demand for quality is growing as medical devices are getting smaller and smaller, requiring even more from tubing vendors. One of the fastest growing tubing markets is for micro bore and multi-lumen tubing.

     Rubicon acquired a 1-1/2" extrusion line and began manufacturing medical tubing in April 1997. Over the past years, we have acquired additional equipment to expand our manufacturing capacity and product offerings. We acquired a 1" extruder in August 1997 to produce co-extruded (two materials in one tube) tubing, and tipping equipment was purchased in September 1997. Considerable effort was expended to market our services and technologies in the medical tubing industry. We have since expanded our capacity by purchasing a 2-1/2" extrusion line in October 1999. This high output/high capacity machine can produce roughly 500% more tubing than the original 1-1/2" extrusion line. The new 2-1/2" line is being used to produce PVC tubing for high volume large contracts.

     Rubicon has recently expanded to compete in the non-sterile catheter and device manufacturing markets that include radio frequency RF tipping and molding, assembly, perforating, tubing, component welding, bonding, printing, and laser marking. A catheter tip is required on all tubing that is inserted into a blood vessel or orifice of the body. Accordingly, the creation of a catheter tip requires the end of medical tubing be tapered down to a specified size from its original blunt end. This process while seeming fairly simple requires exacting specification and specialized equipment.

     Our ability to produce tubing and catheter tips is important for prospective medical OEM clientele who are looking for "one stop shopping" partnerships wherein complex products requiring multiple manufacturing processes and competencies can be outsourced to a single vendor, thus saving time and money. Successful requirements for consistent advancement in the market include compliance with ISO quality requirements, class 100,000 clean-room manufacturing space, a skilled engineering staff, capital equipment, and a high percentage of on time delivery.

     As we have developed our operation, we have focused on these factors which make us a one-stop shop in the medical tubing and catheter markets. We now have the ISO certification, three class 100,000 clean rooms, engineering staff and the equipment to handle most projects. As we have only recently received our certification and added the catheter tip manufacturing capabilities, the acceptance of our products and services in the market place is still somewhat unknown. However, we are hopeful that our level of expertise and capabilities will attract the OEM customer.

     Equipment Manufacturing
     -----------------------

     In April 2000, we purchased Accurate Designs, Inc., a manufacturer of catheter tip machines. We have commenced manufacturing at our facility of the radio frequency RF tipping equipment, which molds the distal ends of catheters to form atraumatic tips and shapes to enable endovascular advancement.

     The companies who purchase RF tipping equipment are spread throughout North America (U.S., Canada, and Mexico), Europe, Asia, and the Pacific Rim. Cath-Tip has clients in North America, France, Belgium, Sweden, and Malaysia.

     RF molding processes are in the early stages of rapid growth in the medical device industry. RF provides a cost effective alternative to injection molding in many circumstances. For example, RF molding is superior to injection molding in that it enables faster prototyping of new devices at lower costs, yields a higher quality product manufactured to tighter tolerances, and provides a reliable and repeatable method for molding miniature parts that can be smaller than a human hair. These could not be manufactured by another means. RF molding equipment is less expensive to purchase and cheaper to operate and maintain.

     The current market for catheter tipping machines is approximately $20,000,000 annually worldwide. Presently, there are three competing companies pursuing this market.

     Technology Development and Licensing
     ------------------------------------

     Over the past three years, Rubicon has expanded its product offering to include medical design and engineering. After analyzing the potential markets, we realized that our engineering capabilities and understanding of manufacturing processes fit well with the design, or redesign of complex medical products. This product design market is typically dominated by very large companies due to the cost of designing and commercialization involved in medical products. We believe a niche market exists in designing and engineering these products and then licensing the rights to the products to a larger company to complete regulatory testing and engage in worldwide marketing.

     Rubicon's intent is to develop and pursue new medical device technologies and prepare them for commercialization. It is not our objective to build a costly domestic and international sales force, nor is it to make large capital expenditures to manufacture and distribute FDA approved finished medical devices across the world. Our niche is to identify and acquire novel technologies that have large market potential, patent and develop the technologies to a logical end-point, and then create marketing relationships with large medical device companies to sell the product globally. This strategy enables Rubicon to participate in large capital markets with smaller capital investments while securing long-term earnings through residual income.

     Rubicon's first major project in the medical design field is the Guardian embolization protection system. This product is an occlusion balloon exchange guide wire that may enable angioplasty and stenting to be performed in the carotid artery for the first time without major embolic complications. In addition to the carotid market, the guardian system may enable heart bypass grafts to be treated with fewer major adverse cardiac events. Early studies from the National Institute of Neurological Disorders and Stroke indicate that embolization protection could decrease procedural stroke rates from 5-7% to 1-2%. Studies of saphenous vein graft (heart bypass grafts) angioplasty and stenting show major adverse cardiac events rates as high as 18% without embolization protection, and approximately 8% with embolization protection.

     The Guardian system is a patented technology for primary use in the neurointerventional and cardiology markets. The total worldwide neurointerventional, interventional cardiology and peripheral interventional radiology markets is growing and exceeds $500,000,000 annually.

     Rubicon has entered into a licensing agreement with Abbott Laboratories for the continued development and marketing of the guardian system. Under the terms of the licensing agreement, we received $2,000,000 as the first payment of the licensing fee and will receive additional fees for CE regulatory approval in Europe and for FDA regulatory approval in the United States.
There is still a lot of work to be completed in bringing this product to market and we do not anticipate the Guardian system to be ready for commercialization until 2001 in Europe. Regulatory approvals in the United States largely depend on the regulatory path chosen by Abbott Laboratories. This could occur either within the next year if a 510(k) path is chosen, or within three years if a pre-market approval and investigational device exemption is selected.

     This initial licensing agreement will provide Rubicon with the needed capital to continue to pursue other products. To this end, Rubicon has developed a medical advisory board to assist us in analyzing new potential products in addition to the Guardian system.

Competition
-----------

     Rubicon competes in a very crowded field in all of its product offerings except for RF molding equipment. Most of Rubicon's competitors have been around longer. There is no single competitor that controls any of our markets and we do not anticipate that one company will emerge as the dominant company in our field. The ultimate success of Rubicon will be our ability to deliver high quality products to the OEM's on time and at reasonable prices.

Employees
---------

     Rubicon has 13 employees with 5 engineers, 4 in administration and 4 in production. Richard J. Linder and Harold Pearsall both have employment contracts, and Rubicon is working on employment contracts for all engineering and salaried personnel.

Facilities
----------

     Rubicon leases approximately 13,500 square feet in Salt Lake City, Utah under the terms of a three-year lease that expires December 31, 2002. Monthly rent is approximately $5,026. We believe these facilities are large enough to handle our current needs. At this facility, we have three class 100,000 clean rooms.

               Management Discussion and Analysis of Operations

General
-------

     Rubicon Medical Corporation has increased revenues each year since inception in 1996. Losses from operations have decreased every year in relation to revenues, and for the nine months ended September 30, 2000 earnings before income tax, depreciation and amortization (EBITDA) exceed $1,200,000. Losses from operations as a percentage of revenues have decreased every year since inception. We have seen an increase in revenue resulting from proceeds of the licensing of our Guardian embolization protection system of $2,000,000, which was recognized in June 2000.

     In reviewing our financial position, we have focused on Rubicon Medical's operations prior to the merger with Hi-Tech. We have treated the merger as a reorganization, and we are changing Hi-Tech year-ends to December 31 to match Rubicon Medical.

     We have organized operations into three strategic business units (SBU's); Contract Manufacturing, Equipment Manufacturing, and Technology Development & Licensing.

Plan of Operation
-----------------

     Contract Manufacturing
     ----------------------

     Rubicon has focused on building long-term specialty and commodity tubing relationships with high volume medical original equipment manufacturers (OEM's). In 1996 we focused on primarily custom medical tubing and profiles, however in 1999 we expanded operations to compete in the local and regional commodity tubing markets. We anticipate revenue growth to come primarily from large local contracts where we can provide "dock-to-stock" inventory services and ship with little or no freight costs. Revenues for custom tubing and catheters should increase as we provide additional manufacturing services in the future such as printing, hole punching, assembly, and tipping.

     We are focusing on large, long-term manufacturing contracts in our catheter manufacturing operations. We anticipate high growth opportunities here as we provide manufacturing services for local and regional OEM's who do not possess the technical competencies that Rubicon possesses. Rubicon has been successful in developing a small subcutaneous catheter for an OEM client. A multi-year contract is being sought as we continue in the development of this product.

     Rubicon anticipates entering into manufacturing agreements for catheter development and assembly, tubing, and RF tipping. We currently have several clients with whom we are in the product development stage. We will also focus on vertical integration where sensible and on offering more complete services and manufacturing options to our clients. Logical expansion into hole punching and drilling, printing, insert molding, assembly, and other related services will take place in the upcoming years. Additionally, we plan on growing through acquisitions of complimentary organizations that possess competent management and have substantial market penetration. Criteria for acquiring a company include earnings, market share, technology advancement, intellectual property and institutional knowledge, complimentary products and markets, managerial expertise, and high growth opportunities.

     Equipment Manufacturing
     -----------------------

     The Accurate Designs acquisition in April 2000 has enabled us to manufacture new products. It has also provided a radio-frequency RF induction heat catheter molding equipment line that we will be expanding in the future. Mr. Harold Pearsall, the president of Accurate Designs, was named our Vice President of Operations and is currently overseeing the Contract Manufacturing and Equipment Manufacturing SBU's.

     Our RF molding equipment is unique in the market and we anticipate growth in the equipment-manufacturing unit. However, advertising and branding are important as we move forward. The international market for RF equipment is as large as the U.S. markets, and therefore we are engaging in on-line commerce and advertising as a means to penetrate this market to reduce the costs of international marketing and sales. We anticipate using trade shows and conferences to introduce our RF molding equipment and showcase our technology benefits.

     We are currently working to develop and brand our RF Tipping equipment. Substantial effort is taking place to prepare a cohesive marketing effort with an effective advertising and sales campaign. Moreover, we are working on making additional advancements in equipment design and functionality. We plan on expending resources to accomplish these objectives in the sales and marketing area and in research and development.

     The RF markets are demanding smaller and smaller part manufacturing options as medical device miniaturization is becoming essential in the minimally invasive and endovascular markets. Current injection molding technologies will not have the ability to meet these demands. Injection molding lacks the control and precise tolerancing that RF molding can provide. Tool design and tool making will become important as our expectations of tooling vendor's increase. We are presently contemplating the timing and costs of an internal tool-making capability. We anticipate purchasing tool-making equipment and installing it in our facility, which would require additional human resources, or developing strategic alliances with tool vendors either through equity investments or acquisition.

     Technology Development & Licensing
     ----------------------------------

     Rubicon's objective is to expand into new medical device technologies for commercialization. We will act as an intellectual property clearinghouse where new devices are developed, tested, and brought to design freezes preparatory for use in humans. Once the technology reaches design freeze, Rubicon will have previously licensed or be concurrently licensing the product to an FDA registered medical device company who will market the device nationally and internationally. We will not market a device to physicians because we are not FDA registered, and currently have no plans to seek FDA registration.

     Rubicon has been developing the Guardian embolization protection system since 1998 when we acquired the technology through a worldwide licensing agreement with the University of Southern California (USC).

     We subsequently licensed this product to Abbott Laboratories. The Guardian license allows for three milestone payments; $2,000,000 which was recognized in June 2000, and two larger future payments for regulatory approvals in the United States and Europe. The license also establishes royalty payments on sales of the Guardian system in the United States, Europe, Japan, Canada, Australia, and Hong Kong.

     Rubicon is presently engaged in the development of several new technologies in the interventional and minimally invasive endovascular markets. These devices are similar in market size to that of the Guardian system and have the potential to generate income through license fees and royalties. Our ability to develop these devices is based on our capacity to fund design engineering, prototype manufacturing, pre-market testing, and medical research. Therefore, we will need to acquire additional engineering resources and develop a research & development laboratory to develop and test new devices. We have established a medical advisory board, which consists of some of the most well known physicians in their field. We will meet with them regularly and they will assist in performing clinical analysis and testing when necessary.

     We are focusing on growth in each business unit. However, we feel it is important to have a carefully thought out plan that reflects the highest return on investment. Fund raising will be a necessity in the upcoming year. We do anticipate with high probability that two milestone payments will be received within the next two years for the Guardian system. However, we cannot move forward with our plans for expansion without concrete sources of funding. We will likely engage in raising additional funds during the first quarter of 2001.

Liquidity and Capital Resources
-------------------------------

December 31, 1999 and 1998
--------------------------

     Financially, Rubicon has experienced its best times since its formation in 1996. Prior to the year 2000, our operations were not profitable. For the years ending December 31, 1999 and 1998, our pre-tax losses were $407,904 and $619,154 respectively. All available funds were used for the development of our product and work on our facilities to allow us to qualify to manufacture medical products.

     The development of our products and construction of facilities took longer than anticipated and drained our resources substantially. At the end of December 31, 1999, our future ability to manufacture product was in serious doubt. Fortunately, we were able to raise additional capital and to complete the licensing agreement with Abbott Laboratories which provided us with operating capital to continue in business.

     Since the end of December 1999, we completed the work on our facilities and received the necessary ISO certification which will allow us to aggressively pursue further manufacturing contracts. We believe future revenue will continue to increase and that our current capital resources are sufficient to meet ongoing needs, except for the payment of any amount owed under the Accurate Design contract. We do not intend to use any of our current capital on the Accurate Design contract and will rely on future revenue and/or seek to raise additional capital to pay for it. If we cannot raise additional capital and revenue does not increase, we may forfeit the stock pledged as collateral instead of paying the amounts due with current capital. Our first payment has been deferred to January 17, 2001.

September 30, 2000 and 1999
---------------------------

     For the nine months ended September 30, 2000, we had profits that left Rubicon with current assets of $2,003,529 compared with current liabilities of $1,408,214, long-term debt of $1,510,096 and total equity of $1,741,530. This represents an increase in current assets of $1,946,317 from December 31, 1999, when current assets were $57,212. The largest increase from December 31, 1999 was in cash, which increased to $1,716,755. The increase in cash was a result of net profits for the nine months ended September 30, 2000 and the selling of preferred stock during this period of $817,000.

     In April, 2000, Rubicon acquired the assets of Accurate Designs, Inc., a Utah Corporation, for $250,000 in cash at closing, $750,000 in notes payable in three semi-annual payments of $250,000 each, and restricted Rubicon shares payable in April, 2001 with a value of $1,000,000 based on fifty percent of the bid price on the date of transfer. The notes payable of $750,000 as of September 30, 2000, are characterized in the balance sheet as current liabilities. The shares payable of $1,000,000 are characterized in the balance sheet as a long-term liability.

     With a working capital surplus of $595,315, we do not anticipate any problems with liquidity in the upcoming year to fund operations. We also anticipate revenues to increase in 2001 resulting in additional cash to fund
operations and expansion.    However, we do need additional funds to make
payments pursuant to the Accurate Designs, Inc. acquisition agreement. If these funds cannot be obtained either through increases in revenues from contract manufacturing and equipment manufacturing or license fee revenues in proceeds from the Guardian system, then shares that have been used to collateralize the three future cash payments to Accurate will be forfeited.

     At the request of Abbott Laboratories, a separate development company required by the licensing agreement was created. This development company will pay the future development cost of the Guardian system. Accordingly, this will offset overhead expenses associated with future Guardian system development through second quarter of 2001. Guardian expenses beyond the second quarter of 2001 will be funded entirely by Abbott Laboratories. Rubicon ceased to bear development expenses for the Guardian system in November, 2000.

Results of Operation
--------------------

December 31, 1999 and 1998
--------------------------

     The years ended December 31, 1999, and 1998,were development years for us as we completed our facilities and refined our manufacturing operations. Accordingly, revenue for those years was limited with only $205,119 and $128,008 in revenue for 1999 and 1998 respectively. This limited revenue resulted in a loss of $407,905 and $619,153 for the years ended December 31, 1999, and 1998, respectively.

     The major expense items came from cost of goods sold which was $177,172 and $137,950 in 1999 and 1998, respectively. This represented approximately 86% and 107% of revenue for 1999 and 1998. As we have continued to refine our operations and the volume of orders increase, we anticipate these percentages of revenue to decrease. They were particularly high during this time do to the fixed cost being allocated to cost of goods sold. General and administrative expenses also declined approximately $169,000 over this period as we became more efficient.

September 30, 2000 and 1999
---------------------------

     For the nine months ending September 30, 2000, revenue was $2,338,229 and net income after tax was $690,458. Revenue and net income increases were associated with the licensing of the Guardian embolization protection system and an initial payment of $2,000,000, which was recorded in the 2nd quarter, 2000. Presently, future payments for the guardian system are uncertain and tied to events outside of our control. Accordingly, we have not budgeted based on any future payments.

     Excluding the Guardian system, revenue increased to $338,229 on other products from $203,191 from a year earlier. This increase is the result of our ability with ISO certification to bid on more projects and the addition of a catheter operation. Expenses as a cost of sales increased substantially with the additional work to $277,295 from $174,274; however, the percentage of cost of goods sold as compared to revenue declined from approximately 86% to approximately 82% as we were able to start spreading out our fixed costs and improve operating efficiencies. We anticipate this trend will continue.

    General and administrative expenses did increase substantially to $865,354 because of additional research and development costs associated with the Guardian system, new product development and a license fee payment of $150,000 to USC.


                                  Management

Directors and Executive Officers
--------------------------------

     The members of the Board of Directors of Rubicon serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. All directors have been directors of Rubicon Medical, Inc., the Utah corporation since 1996 and upon the acquisition by Rubicon Medical Corporation, the Delaware corporation, became directors of the Delaware corporation as well. The following are the directors and executive officers of Rubicon.

Name                     Age    Position                Held Position Since
----                      --    --------                -------------------

Richard J. Linder        31     President, Chief Executive
                                Officer, Director               2000

David B. Berger          46     Chairman of the Board,
                                Director                        2000

Dennis M. Nasella        48     Director, Chief Financial
                                Officer, Secretary              2000

     Richard J. Linder is the president of Rubicon Medical Corporation. Mr. Linder was the co-founder of Rubicon Medical Corporation along with David B. Berger in 1997. Mr. Linder has extensive experience in the medical products industry. He has additional experience in the industrial and automotive manufacturing industry, consulting, human resource management and organization development. Mr. Linder worked for Fidelity Investments, Merit Medical Systems, Inc. as Assistant Director of Organization Development and Allied Signal as Director of Human Resources and Organization Development for Utah manufacturing facilities. Mr. Linder attended the University of Utah and Brigham Young University majoring in behavioral science and business administration.

     David B. Berger is employed by E.B. Berger, Inc., a Utah based specialty subcontractor construction company and co-founded Rubicon Medical Corporation. Mr. Berger received his B.S. in Business Administration from Weber State University and joined E.B. Berger, Inc. as a Project Manager after graduation. He was promoted to Department Director, Chief Financial Officer, and finally President and Chief Executive Officer of E.B. Berger, Inc. Mr. Berger has over 24 years management experience in various aspects of construction management. He has additional experience in real estate development, industrial manufacturing, parts and components distribution, and medical device manufacturing. Mr. Berger has been instrumental in building E.B. Berger, Inc. to it's current level of over 125 employees and has increased shareholder value considerably during his tenure. Mr. Berger has participated as a member of the board of directors of several companies and trade associations. He was responsible for the development of Quest Plan 2000, a management and corporate development initiative that streamlined operations and improved worker efficiency.

     Dennis M. Nasella, CPA, received his B.S. in Business Administration and Finance from California Western University and began his career with Main LaFrentz & Company, CPA's where he was working on large institutional bank audit engagements. He joined JB's Restaurants, Inc. as Corporate Controller and managed all aspects of accounting, human resources, and audit functions. Mr. Nasella later formed Nasella, Plummer and Associates, CPA's with a customer base of over 250 companies and individuals. He then joined E.B. Berger, Inc. in 1993 as Chief Financial Officer and later as an officer of the company, and assumed responsibility for all areas of accounting, banking relations, finance, and outside audit contract and coordination. He has over 25 years experience in finance, accounting and financial audit work, most as a senior manager.

Executive Compensation
----------------------

     The following tables set forth certain summary information concerning the compensation paid or accrued for each of Rubicon's last three completed fiscal years to Rubicon or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at December 1999, the end of Rubicon's last completed fiscal year):

                           Summary Compensation Table
                           --------------------------

                                                                   Long Term Compensation
                                                                   ----------------------
                                 Annual Compensation             Awards               Payouts
                                 -------------------             ------               -------
                                                         Other            Restricted
   Name and                                              Annual        Stock    Options   LTIP       All Other
   Principal Position    Year    Salary    Bonus ($)    Compensation    Awards    /SARs    Payout   Compensation
   ------------------    ----    ------    --------    ------------    ------    -----    ------    -----------
    Richard Linder       2000    $74,123    $20,000      $15,279          -          -       -           -
                         1999    $70,008    $ 1,000      $12,315                     -       -           -
                         1998    $70,008    $ 3,000      $ 2,190          -          -       -           -


     At the fiscal year ends, Hi-Tech sole officer, Eugene Gronning, had received no compensation. The numbers provided are for Rubicon, prior to the merger, as they provide the relevant information for the combined entities going forward. Richard Linder is the presdient and CEO of Rubicon. Mr. Linder's other compensation in 1998 consisted of $2,190 as a matching 401(k) contribution and $1,500 for car allowances. In 1999, Mr. Linder received $12,315 in car allowances and in 2000 he has received $14,895 in car allowances and $384 in 401(k) contributions. With the acquisition of Accurate Designs, Harold Pearsall will also be receiving annual compensation of $100,000.

     Although not executives, the Company has entered into agreements with our medical advisory board to pay a total of $240,000, payable in shares of our common stock.

                             Principal Stockholders

     The following table sets forth information relating to the beneficial ownership of Rubicon's Common Stock as of the date of this Prospectus by each person known by Rubicon to be the beneficial owner of more than 5% of the outstanding shares of Common Stock and each of Rubicon's directors and executive officers. The Percentage After Offering assumes the sale of all Shares.

Name and Address of                           Percentage         Percentage
Principal Stockholders: (1)    Common Stock   Before Offering   After Offering
----------------------------   ------------   ---------------   --------------

Berger Family Enterprises, FLP (D) 29,520,000    61.5%           61.5%
218 West 12650 South
Draper, Utah 84020

Smith Consulting Services, Inc.(D)  3,930,000     8.2%             --
455 Est 500 South, Suite 201
Salt Lake City, Utah 84111

Richard J. Linder (D)               2,880,000     6.0%            6.0%
2064 West Alexander Street
Salt Lake City, Utah 84119

Officers and Directors:
----------------------------
David B. Berger (D)                29,520,000    61.5%            61.5%

Richard J. Linder (D)              ------See Above-------

Dennis M. Nasella                     150,000     0.3%            0.3
                                  ---------      ------         ------
All officers and directors
 as a group (3 persons)          32,400,000       67.5%          67.5%
                                 ==========       ======         ======

     Unless otherwise noted below, Rubicon believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. Those shares owned directly are indicated by a (D) and those shares owned indirectly are indicated by an (I). Unless otherwise noted, shares are deemed to be owned directly. David Berger controls Berger Family Enterprise, FLP, which is a partnership for his family. Dennis Nasella purchased $75,000 of preferred stock in 2000. These shares are convertible at 50% of the Company's market price. The table assumes a conversion at fifty cents. Mr. Nasella owns no shares of common stock.

                            Certain Transactions

     Rubicon's agreement with Abbott Laboratories required a separate corporation be used for the future development costs associated with the Guardian system.
Accordingly, a separate corporation was created with Dennis Nasella as its owner. The entire funds placed in it by Abbott Laboratories will be paid to only the party doing future development work on the Guardian system. Some of these funds will be paid to Rubicon but we anticipate the majority of these funds being paid back to Abbott Laboratories as it proceeds with the development and testing of the Guardian system.

                             Selling Stockholders

     The shares of Common Stock of Rubicon offered by the Selling Stockholders will be offered at market prices, as reflected on the National Association of Securities Dealers Electronic Bulletin Board. It is anticipated that registered broker-dealers will be allowed the commissions, which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the Common Stock. Except as noted, the Selling Stockholders do not own any Common Stock except as registered hereby and will own no shares after the completion of the offering. The relationship, if any, between Rubicon and any Selling Stockholder is set forth below.
                                   Shares Beneficially         Percentage
Name and Address                        Owned                 Total Shares
----------------                    ------------------        ------------
Smith Consulting Services, Inc.        3,930,000                  8.2%
455 East 500 South, Suite 201
Salt Lake City, Utah 84111

Alliance Consulting, Inc.              1,508,000                  3.1
935 East Northcliff Drive
Salt Lake City, Utah 84103

Sunrise Financial, Inc.                1,500,000                  3.1
68 South Main, Suite 600
Salt Lake City, Utah 84101

Angela Torp                             900,000                   1.9
4819 Shallow Creek Drive
Kennesaw, Georgia 30144

Atomic Capitol Corp.                    900,000                   1.9
4819 Shallow Creek Drive
Kennesaw, Georgia 30144

Banyon Investment Co.                   800,000                   1.7
1247 Moyle Drive
Alpine, Utah 84004

Blackhawk Properties                    800,000                   1.7
440 East 400 South
Salt Lake City, Utah 84111

Sandra Stevens                          600,000                   1.3
749 East 200 North
Alpine, Utah 84004
Miscellaneous Shareholders               570,000                  1.2
                                      ----------
     Total                            11,508,000                 24.0
                                      ==========

     Smith Consulting Services has provided consulting work for Rubicon and has been paid with the shares of stock being registered. Some of the miscellaneous shareholders, which are those shareholders holding less than 1% of the shares of common stock have performed consulting work for Rubicon.

                             Plan of Distribution

     Rubicon has applied to have its shares of common stock registered on the NASD's Electronic Bulletin Board. Rubicon anticipates once the shares are trading on the Electronic Bulletin Board the selling stockholders will sell their shares directly into any market created. The prices the selling stockholders will receive will be determined by the market conditions. The Shares may be sold by the selling stockholders, as the case may be, from time to time, in one or more transactions. Rubicon does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

     Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders and any broker-broker dealer or agent that participates with the selling stockholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

    Rubicon will bear all costs of the offering in registering the shares but will bear no selling expense cost. Rubicon will use its best efforts to update the registration statement and maintain its effectiveness for 120 days.

                            Description of Securities

Common Stock
------------
     Rubicon's Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.001 par value per share, of which 48,000,000 shares were outstanding as of November 29, 2000. Rubicon has no plans to sell additional shares of common stock at this time, but has the right to do so without shareholder approval. Holders of shares of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of Rubicon, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock, if any. Holders of common stock have no preemptive rights to purchase common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares of common stock will be, when issued and delivered, fully paid and non-assessable.

Preferred Stock
---------------
     Rubicon's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $.001 par value, of which 163,400 shares of preferred stock are outstanding, designated as the 2000 Series A Convertible Preferred Stock.

      Rubicon's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. Rubicon considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in Rubicon's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock, which would result in dilution of the income per share and net book value of the common stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the Common Stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to Rubicon's Common Stock or any other series of Preferred Stock which Rubicon may issue. The Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time.

     The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Rubicon.

     2000 Series A Convertible Preferred Stock
     -----------------------------------------

     The 2000 Series A Convertible Preferred Stock is convertible into shares of common stock any time within two years from its date of issuance at the rate of fifty percent of the market price on the date of conversion. It also has a liquidation preference equal to $5.00 per share of preferred stock and has a fixed dividend of twelve percent of $5.00 per share. The dividend is only payable if and when declared by the board of directors. The dividend is not commutative. The Series A Convertible Preferred Stock is redeemable by Rubicon upon attaining three market makers and is redeemable at one hundred ten percent of the original purchase price plus any unpaid dividends.

     Rubicon intends to furnish holders of its common and preferred stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------
     The transfer agent for the Common Stock is Colonial Stock Transfer, 455 East 400 South, Suite 100, Salt Lake City, Utah 84111, and its telephone number is (801) 355-5740.

                                  Legal Matters

     The legality of the Shares offered hereby will be passed upon for Rubicon by Victor D. Schwarz, LLC.

                                     Experts

     The audited financial statements included in this Prospectus of Rubicon Medical Corporation as of December 31, 1999, and 1998, and of Hi-Tech Ventures, Inc. as of September 30, 2000, and 1999, have been audited by HJ and Associates, LLC, independent certified public accountants, to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            Interest of Named Experts

     The legality of the shares is being passed on by Victor D. Schwarz who received securities in Rubicon as payment of past legal fees.

                            Additional Information

     Rubicon has filed a Registration Statement under the Securities Act with respect to the securities offered hereby with the Securities and Exchange Commission. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Rubicon and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. Rubicon will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to Rubicon at 2064 West Alexander, Salt Lake City, Utah 84119, telephone (801) 886-9900.

     Upon effectiveness of the Registration Statement Rubicon will be required to file reports and other information with the Commission. All such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, Rubicon intends to make available to its shareholders annual reports, including audited financial statements and such other reports as Rubicon may determine.

                                 Indemnification

     Rubicon has adopted provisions in its bylaws that limit the liability of its directors and provide for indemnification of its directors to the full extent permitted under the Delaware General Corporation Law. Under Rubicon's bylaws, and as permitted under the Delaware General Corporation Law, directors are not liable to Rubicon or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Rubicon or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Rubicon or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Rubicon where indemnification will be required or permitted. Rubicon is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Rubicon pursuant to the foregoing provisions, or otherwise, Rubicon has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by Rubicon of expenses incurred or paid by a director, officer or controlling person of Rubicon in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rubicon will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         INDEX TO FINANCIAL STATEMENTS

HISTORICAL FINANCIAL INFORMATION OF RUBICON MEDICAL, INC.:

     YEARS ENDED DECEMBER 31, 1999 AND 1998
                                                                   PAGE
                                                                   ----
INDEPENDENT AUDITOR'S REPORT                                       F-1
Balance Sheets                                                     F-2
Statements of Operations                                           F-3
Statements of Member's Equity                                      F-5
Statements of Cash Flows                                           F-6
Notes to Financial Statements                                      F-7

      PERIOD ENDED SEPTEMBER 30, 2000 (UNAUDITED)
Balance Sheets                                                     F-12
Statements of Operations                                           F-14
Statement of Stockholder's and Members' Equity                     F-15
Statement of Cash Flows                                            F-16
Notes to Financial Statements                                      F-17

HISTORICAL FINANCIAL INFORMATION OF HI-TECH VENTURES, INC.
  (Formally Rubicon Medical Corporation)
     YEARS ENDED SEPTEMBER 30, 2000

INDEPENDENT AUDITOR'S REPORT                                       F-18
Balance Sheets                                                     F-19
Statements of Operations                                           F-20
Statements of Stockholders Equity (Deficit)                        F-21
Statements of Cash Flows                                           F-22
Notes to Financial Statements                                      F-23

PRO FORMA FINANCIAL STATEMENTS - RUBICON MEDICAL CORPORATION

Pro Forma Consolidated Balance Sheet - SEPTEMBER 30, 2000
 (Unaudited)                                                       F-32

Pro Forma Consolidated Statement of Income - SEPTEMBER 30, 2000
 (Unaudited)                                                       F-34

Pro Forma Consolidated Statement of Income - DECEMBER 31, 1999
 (Unaudited)                                                       F-35

Pro Forma Consolidated Notes to Financial Statements               F-36

INDEPENDENT AUDITORS' REPORT



To the Shareholders
Rubicon Medical, L.C.
Draper, Utah


We have audited the accompanying balance sheets of Rubicon Medical, L.C. as of December 31, 1999 and 1998, and the related statements of operations, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Rubicon Medical, L.C. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Rubicon Medical, L.C. will continue as a going concern. As discussed in Note 2 to the financial statements, certain conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ & Associates, LLC
Salt Lake City, Utah
May 1, 2000

                           RUBICON MEDICAL, L.C.
                             Balance Sheets

                                     ASSETS
                                     ------

                                                    December 31,
                                                    ------------
                                                1999           1998
                                                ----           ----
CURRENT ASSETS

Cash and cash equivalents                    $     300      $    300
Accounts receivable, net of
allowance for doubtful
 accounts of $8,500 and $1,893,
 respectively                                   14,513        38,151
Inventories                                     37,519        36,529
Prepaid expenses                                 4,880         4,880
                                              --------       -------
Total Current Assets                            57,212        79,860
                                              --------       -------
PROPERTY AND EQUIPMENT, NET (Note 3)           391,030       446,265
                                              --------      --------
OTHER ASSETS

Patent (net) (Note 5)                           16,916          -
                                              --------      --------
Total Other Assets                              16,916          -
                                              --------      --------
TOTAL ASSETS                                  $465,158      $526,125
                                              ========      ========

                             RUBICON MEDICAL, L.C.
                           Balance Sheets (Continued)

                        LIABILITIES AND MEMBERS' EQUITY
                        -------------------------------


CURRENT LIABILITIES

Bank overdraft                              $    2,059     $   2,927
Accounts payable                                29,741        16,648
Accrued liabilities                              2,857         4,210
Current installment of
obligations under capital leases
  (Note 4)                                      80,563       108,467
                                             ---------      --------
Total Current Liabilities                      115,220       132,252
                                             ---------      --------
LONG-TERM LIABILITIES

Lease payable - long term (Note 4)             149,270       202,611
Note payable (Note 5)                          200,000          -
                                             ---------      --------

Total Long-Term Liabilities                    349,270       202,611
                                             ---------     ---------

Total Liabilities                              464,490       334,863

                                             ---------     ---------

MEMBERS' EQUITY

Members' capital                             1,644,518     1,427,207
Accumulated deficit                         (1,643,850)   (1,235,945)
                                             ---------     ---------

Total Members' Equity                              668       191,262
                                             ---------     ---------

TOTAL LIABILITIES AND MEMBERS' EQUITY        $ 465,158     $ 526,125
                                             =========     =========













  The accompanying notes are an integral part of these financial statements.

                         RUBICON MEDICAL, L.C.
                       Statements of Operations


                                                     December 31,
                                                    ------------
                                                 1999          1998
                                                 ----          ----


NET SALES                                    $ 205,119      $ 128,008

COST OF SALES                                  177,172        137,950
                                             ---------      ---------

GROSS PROFIT (DEFICIT)                          27,947         (9,942)
                                             ---------      ---------

EXPENSES

Depreciation and amortization                    67,584        63,903
General and administrative                      340,453       509,213
                                              ---------     ---------

Total Expenses                                  408,037       573,116
                                              ---------     ---------

OPERATING LOSS                                 (380,090)     (583,058)
                                              ---------     ---------

OTHER EXPENSE

Interest expense                                 27,815        36,095
                                              ---------     ---------

Total Other Expense                              27,815        36,095
                                              ---------     ---------

NET LOSS                                      $(407,905)    $(619,153)
                                                 =========     =========















The accompanying notes are an integral part of these financial statements

                          RUBICON MEDICAL, L.C.
                       Statements of Members' Equity


                                                                   Total
                                        Members'   Accumulated    Members'
                                        Capital      Deficit       Equity
                                        -------    -----------    --------


Balance, December 31, 1997             $695,439     $ (616,792)    $78,647

Member contributions                    731,768           -        731,768

Net loss for the year ended
 December 31, 1998                         -          (619,153)   (619,153)
                                     ----------    ------------  ----------

Balance, December 31, 1998            1,427,207     (1,235,945)    191,262

Member contributions                    217,311           -        217,311

Net loss for the year ended
 December 31, 1999                         -          (407,905)   (407,905)
                                     ----------    ------------  ----------

Balance, December 31, 1999           $1,644,518    $(1,643,850)   $    668
                                     ==========    ===========    ========






























The accompanying notes are an integral part of these financial statements.

                          RUBICON MEDICAL, L.C.
                        Statements of Cash Flows

                                                  For the Years Ended
                                                     December 31,
                                                     ------------
                                                  1999          1998
                                                  ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                       $(407,905)    $(619,153)
Adjustments to reconcile net loss to net cash
 provided (used) by operating activities:
  Depreciation and amortization                   67,584        63,903
  Provision for doubtful accounts                  6,607         1,893
Changes in assets and liabilities:
 (Increase) decrease in accounts receivable       17,030       (26,886)
 (Increase) decrease in inventories                 (990)      (29,775)
 (Increase) decrease in prepaid expenses-
 (Increase) decrease in other assets             (17,700)        6,047
 Increase (decrease) in accounts payable          11,050        (2,227)
 Increase (decrease) in accrued liabilities          694         2,000
 Increase (decrease) in bank overdraft              (868)       (1,155)
                                               ---------     ---------
Net Cash (Used) by Operating Activities         (324,498)     (605,353)
                                               ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES

 Payments to purchase property and equipment     (11,569)      (53,599)
                                               ---------     ---------
Net Cash (Used) by Investing Activities          (11,569)      (53,599)
                                               ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from members' contributions             217,312      731,767
 Principal payments under capital lease
  obligations                                     (81,245)     (72,815)
 Proceeds from issuance of long-term debt         200,000         -
                                               ----------    ---------
Net Cash Provided by Financing Activities         336,067      658,952
                                               ----------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENT             -            -

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR         300          300
                                               ----------    ---------
CASH AND CASH EQUIVALENT AT END OF YEAR        $      300    $     300
                                               ==========    =========
Supplemental cash flow information:

Interest                                       $   27,815    $   36,095
Income tax                                     $     -       $     -


  The accompanying notes are an integral part of these financial statements.

                          RUBICON MEDICAL, L.C.
                      Notes to Financial Statements
                        December 31, 1999 and 1998


NOTE 1 -ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

a.  Description of Business

Rubicon Medical, L.C. was organized in the State of Utah on December 11, 1996. The Company is a specialty medical product manufacturer. In addition, the Company has been involved with research and development activities related to the medical industry.

b.  Cash and Cash Equivalents

Cash and cash equivalents consisted of demand deposits with banks.

c.  Inventories

Inventories are stated at the lower of first-in-first-out cost or net realizable market value. Inventory consists of raw material knows as polyurethane, polyethylene, polypropylene, polyvinylchloride, and other thermoplastic resin compounds that the Company utilizes to manufacture catheters.

d.  Property and Equipment

Property and equipment is recorded at cost and is depreciated on the straight-line method over their estimated useful lives of three to ten years.

e.  Other Assets

Other assets consisted of costs incurred related to the approval process for patents and licensing agreement. These assets are being amortized on the straight-line method over their estimated useful lives of seven to fifteen years.

f.  Income Taxes

The Company is a limited liability company and for tax purposes is treated as a partnership. Accordingly, the Company makes no provision for income taxes since the net income of the Company is taxable to the members as individuals, at their individual rates.

g.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

h.  Fair Value Disclosure

At December 31, 1999 and 1998, the book value of the Company's financial instruments approximates fair value.

                           RUBICON MEDICAL, L.C.
                      Notes to Financial Statements
                       December 31, 1999 and 1998


NOTE 2 -GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has suffered recurring losses from operations. This raises substantial doubt about the ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional debt and/or equity financing as may be required, and ultimately to attain profitable operations. The Company continues to pursue research and development efforts which when completed would result in increased cash flow.

The members of the Company have committed to continue to fund necessary costs associated with maintaining the Company through December 31, 2000 in the event that the Company is unable to generate revenues sufficient to fund operating and holding costs. The Company intends on merging with an existing public company.

NOTE 3 -PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consisted of the following at December 31, 1999 and 1998:

                                              1999              1998
                                              ----              ----

Furniture and fixtures                     $31,470           $31,470
Equipment                                  500,407           488,839
Leasehold improvements                      43,832            43,832
                                           -------           -------
                                           575,709           564,141
Less accumulated depreciation and
 amortization                             (184,679)         (117,876)
                                          ---------         --------
                                          $391,030          $446,265
                                          ========          ========

Depreciation expense was $66,804 and $63,903 respectively for the years ended December 31, 1999 and 1998.

NOTE 4 -LEASES

The Company is obligated under capital leases for equipment that expire through August 2002. At December 31, 1999, equipment with a cost of $423,911 and related accumulated depreciation of $54,999 was recorded under these capital leases. Depreciation of assets held under capital leases is included in depreciation expense. The leases are guaranteed by the members.

                            RUBICON MEDICAL, L.C.
                        Notes to Financial Statements
                          December 31, 1999 and 1998

NOTE 4 -LEASES (Continued)

Future minimum capital lease payments as of December 31, 1999 are:

                                                      Capital
Year ending December 31:                               Leases
                                                       ------
               2000                                  $108,467
               2001                                   108,467
               2002                                    41,416
               2003                                      -
               2004                                      -
                                                     --------
Total minimum lease payments                          258,350
Less amounts representing interest                    (28,517)
Present value of net minimum capital
  lease payments                                      229,833
Less current installments of obligations
  under capital leases                                 80,563
                                                     --------
Obligations under capital leases,
  excluding current installments                     $149,270
                                                     ========

NOTE 5 -COMMITMENTS AND CONTINGENCIES

The Company leases its office and warehouse under a non-cancelable lease agreement accounted for as an operating lease through December 2002. Minimal rental payments under non-cancelable operating lease on office space is as follows:

             Years Ending
             December 31,                            Amount
             ------------                            ------
                2000                               $ 60,312
                2001                                 62,124
                2002                                 63,996
                2003                                   -
                2004                                   -
                                                   ---------
           Total                                   $186,432
                                                   ========

The Company leases office space under an operating lease agreement. Rent expense under this lease was $59,357 and $56,856 in 1999 and 1998, respectively.

On December 8, 1997, the Company entered into an Option and License agreement for diagnostic and therapeutic devices to be used in the treatment and management of patients. The term of the agreement is fifteen years and includes an annual royalty payment of $10,000 or three percent of net sales, whichever is greater. In addition, in the event the Company sublicenses the product, the royalty payment is increased to 25%. This agreement terminated March 31, 1999.

                            RUBICON MEDICAL, L.C.
                       Notes to Financial Statements
                        December 31, 1999 and 1998



NOTE 5 -COMMITMENTS AND CONTINGENCIES (Continued)

On March 31, 1999, an amended agreement was entered into by the Company whereby they retain the rights to manufacture and market a patented product associated with the option and license agreement dated December 8, 1997. Royalty payments consist of an annual payment of $5,000 and 3% of net sales. In addition, if the product is sold under a sublicense from the Company, 15% of the revenue received becomes due. The Company plans to market the product in Europe, Canada, Australia and Japan upon approval. The costs of registering the Company in these countries totaled $17,700 in 1999, with amortization expense of $781 associated with such expenses.

The Company entered into an agreement on December 22, 1999 whereby they received $200,000 from Banyon Investments for a convertible debenture. The agreement allows Banyon Investments to convert the debenture at any time after 60 days from the agreement date to two years after. The conversion would allow Banyon to acquire a 5% equity interest in the new public company. Management is currently in the process of deciding how many shares will be issued as part of the conversion. The Company must first merge with a public company to allow itself to issue shares.

NOTE 6 -LONG-TERM DEBT

                                                                  December 31,
                                                                       1999
                                                                       ----
Unsecured convertible debenture, non-interest bearing,
 convertible during a twenty-two month period into 5% equity of the new public company, maturity date of December 22, 2001.
                                                                    $200,000
                                                                    --------
            Total                                                   $200,000
                                                                    ========

Annual maturities of long-term debt are as follows:

       Years Ending
        December 31,                                                  Amount
          ------------                                                  ------
           2000                                                    $    -
           2001                                                      200,000
                                                                     -------
           Total                                                    $200,000
                                                                    ========

                            RUBICON MEDICAL, L.C.
                       Notes to Financial Statements
                        December 31, 1999 and 1998


NOTE 7 -SUBSEQUENT EVENTS

On March 31, 2000, the Company incorporated in the State of Utah as Rubicon Medical, Inc. (Rubicon).

In April 2000, the Company purchased Accurate Designs, Inc. (dba Cath-Tip) for the sum of $2,000,000. $250,000 was paid up front, with three remaining payments of $250,000 due every six months following. These three payments will be secured by Rubicon issuing shares of its stock equal in value to $750,000, 60 days following the public trading of Rubicon stock, or whenever three market makers provide quotes for Rubicon stock, whichever occurs first. On the dates of the cash payments, Accurate Designs, Inc. will transfer back to the Company, shares equal in value to $250,000. The remaining $1,000,000 will be paid in April of 2001 with the issuance of stock equal in value of $1,000,000 based on fifty percent of the bid price on the date of the transfer.

                              RUBICON MEDICAL, INC.
                                 Balance Sheets


                                     ASSETS
                                     ------

                                      September 30,      December 31,
                                         2000               1999
                                         ----               ----
                                       (Unaudited)

CURRENT ASSETS

Cash and cash equivalents              $1,716,755                $300
Accounts receivable, net
of allowance for doubtful
 accounts of $8,500                       122,878              14,513
Inventories                               159,016              37,519
Prepaid expenses                            4,880               4,880
                                       ----------           ---------
Total Current Assets                    2,003,529              57,212
                                       ----------           ---------
PROPERTY AND EQUIPMENT, NET               706,840             391,030
                                       ----------           ---------
OTHER ASSETS

Goodwill (net)                          1,933,333                -
Patent (net)                               16,138              16,916
                                      -----------           ---------
Total Other Assets                      1,949,471              16,916
                                      -----------           ---------
TOTAL ASSETS                          $ 4,659,840           $ 465,158
                                      ===========           =========

                         RUBICON MEDICAL, INC.
                        Balance Sheets (Continued)

              LIABILITIES AND MEMBERS' AND STOCKHOLDERS' EQUITY
              -------------------------------------------------

                                      September 30,         December 31,
                                          2000                 1999
                                          ----                 ----
                                       (Unaudited)

CURRENT LIABILITIES

Bank overdraft                         $     -           $      2,059
Accounts payable                          893,178              29,741
Accrued liabilities                       358,430               2,857
Current installment of
obligations under capital leases          156,606              80,563
                                       ----------         -----------

Total Current Liabilities               1,408,214             115,220
                                       ----------         -----------

LONG-TERM LIABILITIES

Lease payable - long term                 310,096             149,270
Note payable                            1,200,000             200,000
                                       ----------          ----------

Total Long-Term Liabilities             1,510,096             349,270
                                       ----------          ----------

Total Liabilities                       2,918,310             464,490
                                       ----------          ----------

MEMBERS' AND STOCKHOLDERS' EQUITY

Preferred stock: 5,000,000
 shares authorized;
 of $0.001 par value, 163,400
 shares issued and
 outstanding                                 163                -
Common stock: 100,000,000 shares
 authorized of $0.001 par value,
 1,000 shares issued and outstanding            1               -
Additional paid-in capital              2,694,758               -
Members' capital                             -              1,644,518
Accumulated deficit                      (953,392)         (1,643,850)
                                       -----------         -----------

Total Members' and Stockholders'
  Equity                                1,741,530                 668
                                       ----------          ----------
TOTAL LIABILITIES AND MEMBERS' AND
 STOCKHOLDERS' EQUITY                  $4,659,840            $465,158
                                       ==========          ==========

                          RUBICON MEDICAL, INC.
                         Statements of Operations
                              (Unaudited)


                                     For the Nine Months Ended
                                           September 30,
                                           -------------
                                     2000                  1999
                                     ----                  ----

NET SALES                           $338,229             $203,191

COST OF SALES                        277,295              174,274
                                    --------             --------

GROSS PROFIT (LOSS)                   60,934               28,917
                                    --------             --------

OTHER REVENUE

License fee income                 2,000,000                 -
                                   ---------             --------

Total Other Revenue                2,000,000                 -
                                   ---------             --------

EXPENSES

Depreciation and amortization        142,647               66,358
General and administrative           865,354              365,023
                                   ---------             --------

Total Expenses                     1,008,001              431,381
                                   ---------             --------

OPERATING INCOME (LOSS)            1,052,933             (402,464)
                                   ---------             ---------

OTHER EXPENSE

Interest expense                     (36,516)                -
Interest income                       29,741                 -
                                    ---------             --------

Total Other Expense                   (6,775)                -
                                    ---------             --------

INCOME BEFORE INCOME TAXES         1,046,158             (402,464)

INCOME TAX EXPENSE                   355,700                 -
                                   ----------             ---------

NET INCOME (LOSS)                   $690,458             $(402,464)
                                   =========             ==========

                        RUBICON MEDICAL, INC.
           Statements of Stockholders' and Members' Equity


                                                                  Additional                        Total
                               Preferred Stock   Common Stock       Paid-In       Accumulated      Members'
                            Shares   Amount    Shares    Amount     Capital         Deficit        Equity
                            ------   ------    ------    ------     -------         -------        ------
Balance,
 December 31, 1998            -     $  -          -      $  -     $1,427,207      $(1,235,945)     $191,262

Member contributions          -        -          -         -        217,311             -          217,311

Net loss for the year ended
 December 31, 1999            -        -          -         -           -            (407,905)     (407,905)
                            ------   ------   -------    ------   ----------      -----------       -------
Balance,
 December 31, 1999            -        -          -         -      1,644,518       (1,643,850)          668

Capital contributions
 (unlimited)                  -        -          -         -        233,404             -          233,404

Common stock issued for
 conversion of partnership
 to a corporation
(unaudited)                   -        -         1,000      1             (1)            -             -

Preferred stock issued
for cash (unaudited)      163,400     163        -         -        816,837             -          817,000

Net income for the nine
months ended September 30,
 2000 (unaudited)             -        -          -          -           -            690,458       690,458
                            ------   ------   -------    ------   ----------      -----------   -----------
Balance, September 30,
 2000 (unaudited)         163,400    $ 163       1,000      $1     $2,694,758       $(953,392)   $1,741,530
                         =========   ======   ========   ======    ==========   =============   ===========


                              RUBICON MEDICAL, INC.
                            Statements of Cash Flows

                                                      For the Nine Months
                                                           Ended
                                                        September 30,
                                                        -------------

                                                           2000      1999

                                                           ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                      $690,458    $(402,464)
Adjustments to reconcile net loss to net cash
 provided (used) by operating activities:
 Depreciation and amortization                          142,647      50,537
 Provision for doubtful accounts                           -         (1,893)
Changes in assets and liabilities:
 (Increase) decrease in accounts receivable            (108,865)     22,375
 (Increase) decrease in inventories                    (121,497)    (10,568)
 (Increase) decrease in other assets                 (2,000,000)    (17,700)
 Increase (decrease) in accounts payable              1,865,695      13,877
 Increase (decrease) in accrued liabilities             197,206      (4,210)
 Increase (decrease) in bank overdraft                   (2,059)     22,042
                                                     -----------    ---------

Net Cash (Used) by Operating Activities                 663,585     (328,004)
                                                     ----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES

Payments to purchase property and equipment            (391,008)     (11,150)
                                                     -----------     --------

Net Cash (Used) by Investing Activities                (391,008)     (11,150)
                                                     -----------     --------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from members' contributions                    233,403      399,311
Principal payments under capital lease obligations      (60,934)     (60,157)
Proceeds from issuance of long-term debt                454,409            -
Proceeds from sale of preferred stock                   817,000            -
                                                  ---------        ---------

Net Cash Provided by Financing Activities             1,443,878     339,154
                                                      ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENT              1,716,455        -

CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR               300        300
                                                    -----------    ---------

CASH AND CASH EQUIVALENT AT END OF YEAR              $1,716,755       $300
                                                     ==========    =========

Supplemental cash flow information:

Interest                                                $36,516     $20,861
Income tax                                              $  -        $  -

                             RUBICON MEDICAL, INC.
                          Notes to Financial Statements
                      September 30, 2000 and December 31, 1999


NOTE 1 -CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2000 and 1999 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1999 audited financial statements. The results of operations for periods ended September 30, 2000 and 1999 are not necessarily indicative of the operating results for the full years.

NOTE 2 -SUBSEQUENT EVENTS

On October 11, 2000, the Company executed an agreement and plan or reorganization whereby a public company known as Hi-Tech Ventures (Hi-T) issued 36,000,000 shares of common stock for all of the outstanding stock of the Company. Hi-T is the acquiring entity for legal purposes and the Company is the surviving entity for accounting purposes.

INDEPENDENT AUDITORS' REPORT


Hi-Tech Ventures, Inc.
(A Development Stage Company)
Salt Lake City, Utah

We have audited the accompanying balance sheet of Hi-Tech Ventures, Inc. (a development stage company) as of September 30, 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements for the period October 1, 1997 (inception) through September 30, 1999, were audited by other auditors whose report dated July 7, 2000 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Hi-Tech Ventures, Inc. (a development stage company) at September 30, 2000 and the results of its operations and its cash flows for the years ended September 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.



HJ & Associates
Salt Lake City, Utah
November 21, 2000

                            HI-TECH VENTURES, INC.
                         (A Development Stage Company)
                                Balance Sheet


                                   ASSETS
                                   ------
                                                        September 30,
                                                            2000
                                                            ----
CURRENT ASSETS

Cash                                                     $ 9,070
                                                         -------
Total Current Assets                                       9,070
                                                         -------
TOTAL ASSETS                                             $ 9,070
                                                         =======

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

  Accounts payable and accrued expenses                  $ 1,649
  Notes payable (Note 3)                                  10,000
                                                         -------
  Total Current Liabilities                               11,649
                                                         -------
  TOTAL LIABILITIES                                       11,649
                                                         -------

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: 50,000,000 shares authorized
 of $0.001 par value, 9,840,000 shares issued
 and outstanding                                           9,840
Additional paid-in capital                                59,863
Retained deficit                                         (66,933)
Deficit accumulated during the development stage          (5,349)
                                                         -------
Total Stockholders' Equity (Deficit)                      (2,579)
                                                         -------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIT)                                        $ 9,070
                                                         =======


  The accompanying notes are an integral part of these financial statements.

                          HI-TECH VENTURES, INC.
                      (A Development Stage Company)
                         Statements of Operations


                                                             From
                                                         Inception of
                                                          Development
                                                           Stage on
                                                           October 1,
                                    For the Years Ended      1997 Through
                                     September 30,       September 30,
                                  2000          1999         2000
                                 ----          ----         ----

REVENUES

Interest income                 $   322       $   319      $   643
Other income                       -             -              25
                                -------       -------      -------

Total Revenues                      322           319          668
                                -------       -------      -------

EXPENSES

General and administrative        2,396           751        4,500
Interest expense                    704           804        1,517
                                -------       -------      -------
Total Expenses                    3,100         1,555        6,017
                                -------       -------      -------
NET LOSS                        $(2,778)      $(1,236)     $(5,349)
                                =======       =======      =======
BASIC LOSS PER SHARE            $ (0.00)      $ (0.00)
                                =======       =======

















  The accompanying notes are an integral part of these financial statements.

                             HI-TECH VENTURES, INC.
                          (A Development Stage Company)
                   Statements of Stockholders' Equity (Deficit)

                                                       Additional   Retained
                                Common Stock            Paid-In    Earnings
                                  Shares     Amount      Capital   (Deficit)
                                   ------     ------      -------   ---------

Balance, September 30, 1997     9,840,000     $9,840     $59,863    $(66,933)

Net loss for the year ended
 September 30, 1998                  -          -           -         (1,335)
                                ---------     ------     -------    --------
Balance, September 30, 1998     9,840,000      9,840      59,863     (68,268)

Net loss for the year ended
 September 30, 1999                  -          -           -         (1,236)
                                ---------     ------     -------    --------
Balance, September 30, 1999     9,840,000      9,840      59,863     (69,504)

Net loss for the year ended
 September 30, 2000                  -          -           -         (2,778)
                                ---------     ------     -------    --------
Balance, September 30, 2000     9,840,000     $9,840     $59,863    $(72,282)
                                =========     ======     =======    ========

























  The accompanying notes are an integral part of these financial statements.

                       HI-TECH VENTURES, INC.
                   (A Development Stage Company)
                      Statements of Cash Flows

                                                             From
                                                         Inception of
                                                          Development
                                                           Stage on
                                                           October 1,
                                 For the Years Ended      1997 Through
                                      September 30,       September 30,
                                   2000          1999         2000
                                  ----          ----         -------

CASH FLOWS FROM OPERATING
 ACTIVITIES

Net loss                        $(2,778)      $(1,236)      $(5,349)
Changes in operating assets
and liabilities:
Increase (decrease) in accounts
 payable                             35            (3)            7
Increase (decrease) in accrued
expenses                            704           804         1,512
                                -------       -------       -------

Net Cash Used by Operating
Activities                       (2,039)         (435)       (3,830)
                                -------       -------       -------

CASH FLOWS FROM INVESTING
 ACTIVITIES                        -             -             -
                                -------       -------       -------

CASH FLOWS FROM FINANCING
 ACTIVITIES

Issuance of note payable           -             -           10,000
                                -------       -------       -------

Net Cash Provided by Financing
Activities                         -             -           10,000
                                -------       -------       -------

NET INCREASE (DECREASE) IN
CASH                             (2,039)          (435)       6,170

CASH AT BEGINNING OF PERIOD      11,109         11,544        2,900
                                -------       -------       -------

CASH AT END OF PERIOD            $9,070        $11,109       $9,070
                                =======        =======       ======
CASH PAID FOR:

Interest                        $  -           $  -          $ -
Income taxes                    $  -           $   109       $ 109

  The accompanying notes are an integral part of these financial statements.

                             HI-TECH VENTURES, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2000


NOTE 1 -ORGANIZATION AND HISTORY

The Company was incorporated on October 19, 1979 under the laws of the State of Utah. In 1989, the Company acquired Hi-Tech Ventures, Inc., a Delaware corporation. The Company currently has no operations and is considered a development stage company which is seeking a merger or acquisition by an operating company.

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected September 30 year end.

b. Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

c. Basic Loss Per Share

                                         For the Year Ended
                                         September 30, 2000
                                         ------------------
                                      Loss        Shares      Per Share
                                   (Numerator) (Denominator)    Amount
                                    ---------   -----------     ------
Net loss                            $  (2,778)    9,840,000     $(0.00)
                                    =========   ===========     ======
                                        For the Year Ended
                                         September 30, 1999
                                         ------------------
                                      Loss        Shares      Per Share
                                   (Numerator) (Denominator)    Amount
                                    ---------   -----------     ------

Net loss                            $  (1,236)    9,840,000     $(0.00)
                                    =========   ===========     ======
The computations of basic loss per share of common stock are based on the weighted average number of shares outstanding during the period of the financial statements. Common stock equivalents are not included in diluted earnings when their effect is antidilutive.

d. Provision for Taxes

At September 30, 2000, the Company had net operating loss carryforwards of approximately $42,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation account of the same amount.

                         HI-TECH VENTURES, INC.
                     (A Development Stage Company)
                   Notes to the Financial Statements
                          September 30, 2000


NOTE 1  ORGANIZATION AND HISTORY (Continued)

e. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.  Revenue Recognition

The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

NOTE 2  GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. (See Note 5).

NOTE 3   NOTES PAYABLE

The notes payable consist of two unsecured promissory notes; one note is with an individual and the other is with a corporation. The notes are dated September 29, 1998 for $5,000, each with interest at 8% per annum. Lump sum payment of full principal and interest due the earlier of September 29, 2000, or the merger or acquisition between the Company and another corporation or entity that has operations. The note holder has the option to convert the note into common shares of the Company at the rate of one share for each $0.001 per share of principal and interest, subject to such adjustment in such conversion price, if any, as may be required by the provisions of the notes. As of September 30, 2000, the Company is in default on both notes. On October
11, 2000, the Company merged with another company (Note 5).   The notes,
including interest, were converted to into 11,508,000 shares of common stock at $0.001 per share.

                           HI-TECH VENTURES, INC.
                       (A Development Stage Company)
                     Notes to the Financial Statements
                           September 30, 2000


NOTE 4 -MINERAL DEED

The Company holds a mineral deed for a 50% interest in and to all of the oil, gas and other minerals in and under and that may be produced from 486.18 acres of land located in Box Elder County, Utah.

          NOTE 5 -  SUBSEQUENT EVENTS

Reverse Stock Split

On October 11, 2000, the Company approved a 20-to-1 reverse stock split. As of September 30, 2000, the total number of common shares outstanding was 9,840,000. After the reverse stock split, the outstanding common shares were reduced to 492,000.

Reverse Merger with Rubicon Medical, Inc.

On October 11, 2000, Hi-Tech Ventures, Inc. (Hi-T) completed an agreement and plan of reorganization whereby Hi-T issued 36,000,000 shares of its common stock in exchange for all of the outstanding common stock of Rubicon Medical, Inc. Immediately prior to the agreement and plan of reorganization, Hi-T had 492,000 post-split shares of common stock issued and outstanding. Hi-T is the acquiring entity for legal purposes and Rubicon Medical, Inc. is the surviving entity for accounting purposes. On October 11, 2000, the shareholders of Hi-T authorized a 20-to-1 reverse stock split in conjunction with the agreement and plan of reorganization.

Conversion of Notes Payable

On October 12, 2000, the holders of the two notes payable (Note 3) approved the conversion of the principal and accrued interest into 11,508,000 shares of common stock.

Name Change

On October 11, 2000, the Company approved a name change to Rubicon Medical Corporation.

                           HI-TECH VENTURES, INC.
                       (A Development Stage Company)
                      Notes to the Financial Statements
               Consolidated Proforma Balance Sheet (Unaudited)
                             September 30, 2000

NOTE 5 -SUBSEQUENT EVENTS (Continued)

                                   ASSETS
                                   ------

                                                    Proforma
                                                  Adjustments
                    Rubicon           Hi-Tech        Increase      Proforma

                  Medical, Inc.   Ventures, Inc.   (Decrease)    Consolidated
                  -------------   --------------    --------     ------------
CURRENT ASSETS

  Cash               $1,716,755       $9,070         $ -        $1,725,825
Inventory               159,016         -              -           159,016
Prepaid expenses          4,880         -              -             4,880
Accounts receivable,
net                     122,878         -              -           122,878
                     ----------       ------        --------    ----------
Total Current Assets  2,003,529        9,070           -         2,012,599
                     ----------       ------        --------    ----------
FIXED ASSETS

Furniture and
equipment               966,718         -              -           966,718
Accumulated
depreciation           (259,878)        -              -          (259,878)
                     ----------       ------       ---------     ---------

Total Fixed Assets      706,840         -              -           706,840
                     ----------       ------       ---------     ---------
OTHER ASSETS

Goodwill              1,933,333         -              -         1,933,333
Patent, net              16,138         -              -            16,138
                     ----------       ------       ---------    ----------
Total Other Assets    1,949,471         -              -         1,949,471
                     ----------       ------       ---------    ----------
TOTAL ASSETS         $4,659,840       $9,070       $   -        $4,668,910
                     ==========       ======       =========    ==========

                       HI-TECH VENTURES, INC.
                   (A Development Stage Company)
                 Notes to the Financial Statements
        Consolidated Proforma Balance Sheet (Unaudited) (Continued)
                         September 30, 2000

NOTE 5 -  SUBSEQUENT EVENTS (Continued)

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                    Proforma
                                                   Adjustments
                    Rubicon           Hi-Tech        Increase    Proforma
                   Medical, Inc.   Ventures, Inc.   (Decrease)  Consolidated
                   -------------   --------------    --------   ------------
CURRENT
LIABILITIES

Accounts payable
 and accrued
 expenses           $1,251,608        $ 1,649         $23,492    $1,276,749
Notes Payables           -             10,000         (10,000)        -
Current installment
 of obligations
 under capital
 leases                 156,606         -               -          156,606
                     ----------       ------       ---------    ----------
Total Current
 Liabilities          1,408,214        11,649         13,492     1,433,355
                     ----------       ------       ---------    ----------

LONG-TERM LIABILITIES

Note payable          1,200,000          -              -        1,200,000
Lease payable-
 long term              310,096         -               -          310,096
                     ----------       ------       ---------    ----------
Total Long-Term
  Liabilities         1,510,096          -              -        1,510,096
                     ----------       ------       ---------    ----------
Total Liabilities     2,918,310       11,649          13,492     2,943,451
                     ----------       ------       ---------    ----------

STOCKHOLDERS' EQUITY
 (DEFICIT)
Preferred stock:
 5,000,000
 shares authorized;
 163,400
 shares issued and
 outstanding               163          -                -            163
Common stock:
 100,000,000
 shares authorized of

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                    Proforma
                                                   Adjustments
                    Rubicon           Hi-Tech        Increase      Proforma
                  Medical, Inc.   Ventures, Inc.   (Decrease)    Consolidated
                  -------------   --------------    --------     ------------
 $0.001
 par value,
 48,000,000 shares
 issued and
 outstanding                   1          492          47,507        48,000
Additional paid-in
 capital               2,694,758       69,211        (105,503)    2,658,466
Retained earnings
 (deficit)             (953,392)     (72,282)         44,504      (981,170)
                     ----------       ------       ---------    ----------
Total Stockholders'
 Equity (Deficit)     1,741,530       (2,579)        (13,492)    1,725,459
                     ----------       ------       ---------    ----------

TOTAL LIABILITIES AND
 STOCKHOLDERS'
 EQUITY (DEFICIT)    $4,659,840       $9,070       $    -       $4,668,910
                     ==========       ======       =========    ==========

                           HI-TECH VENTURES, INC.
                      (A Development Stage Company)
                       Notes to the Financial Statements
                  Consolidated Proforma Statement of Operations
                             September 30, 2000

NOTE 5-SUBSEQUENT EVENTS (Continued)

                                                    Proforma
                                                   Adjustments
                    Rubicon           Hi-Tech        Increase    Proforma
                  Medical, Inc.   Ventures, Inc.   (Decrease)  Consolidated
                  -------------   --------------    --------   ------------

REVENUES               $338,229       $ -          $    -       $  338,229

COST OF SALES           277,295         -               -          277,295
                     ----------       ------       ---------    ----------
GROSS PROFIT (LOSS)      60,934         -               -           60,934
                     ----------       ------       ---------    ----------
OTHER REVENUE

License fee income    2,000,000         -               -        2,000,000
                     ----------       ------       ---------    ----------
Total Other Revenue   2,000,000         -               -        2,000,000
                     ----------       ------       ---------    ----------
OPERATING EXPENSES

Depreciation and
 amortization           142,647         -               -          142,647
General and
 administrative         865,354        2,396          25,000       892,750
                     ----------       ------       ---------    ----------
Total Operating
 Expenses             1,008,001        2,396          25,000     1,035,397
                     ----------       ------       ---------    ----------
OPERATING INCOME
 (LOSS)               1,052,933       (2,396)        (25,000)    1,025,537
                     ----------       ------       ---------    ----------
OTHER INCOME
 (EXPENSES)

Interest expense        (36,516)        (704)           -          (37,220)
Interest income          29,741          322            -           30,063
                     ----------       ------       ---------    ----------
Total Other
Income
  (Expenses)             (6,775)        (382)            -         (7,157)
                     ----------       --------      ---------    ---------
INCOME (LOSS) BEFORE
 INCOME TAXES         1,046,158       (2,778)       (25,000)     1,018,380

INCOME (TAXES)
BENEFIT                (355,700)       -              -          (355,700)
                     ----------      -------       ---------     ----------
NET INCOME (LOSS)      $690,458      $(2,778)     $ (25,000)     $ 662,680
                     ==========      =======       =========     ==========

                              HI-TECH VENTURES, INC.
                          (A Development Stage Company)
                        Notes to te Financial Statements
                              September 30, 2000

Proforma Adjustments

1)Common stock                                                      $(35,999)
Additional paid-in capital                                           105,503
Retained earnings                                                    (69,504)
                                                                    --------
                                                                    $   -
                                                                    ========
To record the acquisition of Rubicon Medical, Inc., through the issuance of 36,000,000 shares of common stock.

2)Common stock                                                      $(11,508)
  Note payable                                                        10,000
  Interest payable                                                     1,508
                                                                    --------
                                                                    $   -
                                                                    ========

To record the issuance of 11,508,000 shares of common stock for notes payable as part of the acquisition agreement.

3)Acquisition costs                                                  $25,000
  Account payable                                                    (25,000)

                                                                     $  -
                                                                     =======






To record estimated expenses associated with the acquisition.

               RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
                CONSOLIDATED PROFORMA FINANCIAL STATEMENTS
                            SEPTEMBER 30, 2000

                     RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
                      Consolidated Proforma Balance Sheet
                             September 30, 2000
                                 (Unaudited)


                                 ASSETS
                                 ------
                                                     Proforma
                                                    Adjustments
                      Rubicon         Hi-Tech        Increase     Proforma
                    Medical, Inc.   Ventures, Inc.  (Decrease)   Consolidated
CURRENT ASSETS      -------------   --------------  ----------   ------------

Cash                   $1,716,755   $  9,070        $    -       $  1,725,825
Inventory                 159,016         -              -            159,016
Prepaid expenses            4,880         -              -              4,880
Accounts receivable,
 net                      122,878         -              -            122,878
                       ----------   ---------       ----------    -----------
Total Current
Assets                  2,003,529       9,070            -          2,012,599
                       ----------   ---------       ----------    -----------
FIXED ASSETS

Furniture and
equipment                 966,718        -               -            966,718
Accumulated
depreciation             (259,878)       -               -           (259,878)
                       ----------   ---------       -----------   -----------

Total Fixed Assets        706,840        -               -            706,840
                       ----------   ---------       -----------   -----------
OTHER ASSETS

Goodwill                1,933,333        -               -          1,933,333
Patent, net                16,138        -               -             16,138
                       ----------   ---------       -----------   -----------
Total Other Assets      1,949,471        -               -          1,949,471
                       ----------   ---------       -----------   -----------
TOTAL ASSETS           $4,659,840   $   9,070       $    -        $ 4,668,910
                       ==========   =========       ===========   ===========



                See Summary of Assumptions and Disclosures.

                     RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
                   Consolidated Proforma Balance Sheet (Continued)
                               September 30, 2000 (Unaudited)
                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                     Proforma
                                                    Adjustments
                       Rubicon        Hi-Tech        Increase     Proforma
                    Medical, Inc.   Ventures, Inc.  (Decrease)   Consolidated
                    -------------   --------------  ----------   ------------
CURRENT LIABILITIES
Accounts payable and
 accrued expenses      $1,251,608   $    1,649     $    23,492    $1,276,749
Notes payable               -           10,000         (10,000)        -
Current installment
 of obligations under
 capital leases          156,606        -                 -          156,606
                       ----------   ---------       -----------   -----------
Total Current
 Liabilities            1,408,214      11,649           13,492     1,433,355
                       ----------   ---------       -----------   -----------
LONG-TERM
LIABILITIES
Note payable            1,200,000        -                 -        1,200,000
Lease payable -
 long term                310,096        -                 -          310,096
                       ----------   ---------       -----------   -----------
Total Long-Term
  Liabilities           1,510,096        -                 -        1,510,096
                       ----------   ---------       -----------   -----------
Total Liabilities       2,918,310      11,649            13,492     2,943,451
                       ----------   ---------       -----------   -----------
COMMITMENTS AND
 CONTINGENCIES
STOCKHOLDERS' EQUITY
 (DEFICIT)
Preferred stock:
 5,000,000
 shares authorized;
 163,400
 shares issued and
 outstanding                163         -                -              163
Common stock:
 100,000,000 shares
 authorized of $0.001
 par value,
 48,000,000 shares
 issued and outstanding        1         492            47,507        48,000
Additional paid-in
 capital                2,694,758      69,211          (105,503)    2,658,466
Retained earnings
(deficit)                (953,392)    (72,282)           44,504      (981,170)
                       ----------   ---------       -----------   -----------
Total Stockholders'
 Equity (Deficit)       1,741,530     (2,579)          (13,492)    1,725,459
                       ----------   ---------       -----------   -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS'
 EQUITY (DEFICIT)      $4,659,840      $9,070      $        -     $ 4,668,910
                       ==========   =========      ============   ===========
                See Summary of Assumptions and Disclosures.

                  RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
                  Consolidated Proforma Statement of Operations
                   For the Nine Months Ended September 30, 2000
                                 (Unaudited)
                                                     Proforma
                                                    Adjustments
                      Rubicon         Hi-Tech        Increase     Proforma
                    Medical, Inc.   Ventures, Inc.  (Decrease)   Consolidated
                    -------------   --------------  ----------   ------------

REVENUES                 $338,229    $   -          $     -          $338,229

COST OF SALES             277,295        -                -           277,295
                       ----------   ---------       -----------   -----------
GROSS PROFIT               60,934        -                -            60,934
                       ----------   ---------       -----------   -----------
OTHER REVENUE

License fee income      2,000,000        -                -         2,000,000
                       ----------   ---------       -----------   -----------
Total Other Revenue     2,000,000        -                -         2,000,000
                       ----------   ---------       -----------   -----------
OPERATING EXPENSES

Depreciation and
 amortization             142,647                         -           142,647
General and
administrative            865,354       2,396            25,000       892,750
                       ----------   ---------       -----------   -----------
Total Operating
 Expenses               1,008,001       2,396            25,000     1,035,397
                       ----------   ---------       -----------   -----------
OPERATING INCOME
 (LOSS)                 1,052,933      (2,396)          (25,000)    1,025,537
                       ----------   ---------       -----------   -----------
OTHER INCOME
 (EXPENSES)

Interest expense          (36,516)       (704)             -          (37,220)
Interest income            29,741         322              -           30,063
                       ----------   ---------       -----------   -----------
Total Other Income
  (Expenses)               (6,775)       (382)            -           (7,157)
                       ----------   ---------       -----------   -----------
INCOME (LOSS) BEFORE
 INCOME TAXES           1,046,158      (2,778)          (25,000)    1,018,380

INCOME TAX EXPENSE        355,700        -                 -          355,700
                       ----------   ---------       -----------   -----------
NET INCOME (LOSS)      $  690,458   $  (2,778)      $   (25,000)  $   662,680
                       ==========   =========       ===========   ===========

                See Summary of Assumptions and Disclosures.

                  RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
          Consolidated Proforma Statement of Stockholders' Equity
               For the Nine Months Ended September 30, 2000
                             (Unaudited)





                                                                                      Additional
                                      Preferred Stock           Common Stock            Paid-In      Retained
                                     Shares     Amount         Shares    Amount         Capital      Earnings
                                     ------     ------         ------    ------         -------      --------
Balance,
 January 1, 2000                        -       $  -        36,000,000   $36,000     $1,608,518     $(1,643,850)

Preferred shares for cash           163,400       163           -         -             816,837          -

Common stock issued
 in acquisition                         -          -            492,000       492        233,111          -

Common stock exchanged
 for debt                               -          -         11,508,000   11,508            -             -

Net income for the
 nine months ended
 September 30, 2000                     -          -                -       -              -           662,680
                                   ---------     ------      ----------    -------      ----------   --------
Balance,
 September 30, 2000                $ 163,400     $ 163        48,000,000   $48,000      $2,658,466   $(981,170)



                See Summary of Assumptions and Disclosures.

                         RUBICON MEDICAL CORPORATION AND SUBSIDIARIES
                           Summary of Assumptions and Disclosures


NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Business Organization

The accompanying proforma financial statements are prepared to present the executed merger with Hi-Tech Ventures, Inc. by Rubicon Medical, Inc. to aid the user in understanding the merger. The consolidated proforma financial statements are presented as though the merger took place on January 1, 2000.

The financial statements presented are those of Rubicon Medical, Inc. and Subsidiaries (the "Company"). The Company was incorporated in the State of Utah on March 31, 2000. The Company is a specialty medical product manufacturer. In addition, the Company has been involved with research and development activities related to the medical industry.

          Hi-Tech Ventures, Inc. (Hi-T), was organized under the laws of the State of Utah on October 9, 1979. The Company changed its domicile to Delaware in 1990. Hi-T was organized to seek potential business ventures which would allow for long term growth.

Accurate Designs, Inc. (Accurate) was incorporated on January 1, 1996, under the laws of the State of Utah. Accurate was organized to design various machinery and equipment for the medical and healthcare profession.

On April 17, 2000, the Company entered into an Asset Purchase Agreement under which the Company acquired Accurate Designs, Inc. (Accurate), a Utah corporation. Accurate was in the business of designing various machinery and equipment for the production of specialized catheter tips, the production of catheter tips and other design and production of equipment for the medical and healthcare profession.

Reorganization with Hi-Tech Ventures, Inc.

On October 11, 2000, Hi-T completed an agreement and plan of reorganization whereby Hi-T issued 36,000,000 shares of its common stock in exchange for all of the outstanding common stock of Rubicon Medical, Inc. Immediately prior to the agreement and plan of reorganization, Hi-T had 492,000 post-split shares of common stock issued and outstanding. Hi-T is the acquiring entity for legal purposes and Rubicon Medical, Inc. is the surviving entity for accounting purposes. On October 11, 2000, the shareholders of Hi-T authorized a 20-to-1 reverse stock split in conjunction with the agreement and plan of reorganization. All references to shares of common stock have been retroactively restated.

                         RUBICON MEDICAL, INC. AND SUBSIDIARIES
                         Summary of Assumptions and Disclosures


NOTE 1 -ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

b.  Proforma Adjustments

1)Common stock                                                  $(35,999)
Additional paid-in capital                                       105,503
Retained earnings                                                (69,504)
                                                                 --------
                                                                 $    -
                                                                 ========

To record the acquisition of Rubicon Medical, Inc., through the issuance of 36,000,000 shares of common stock.

2)Common stock                                                   $(11,508)
  Note payable                                                     10,000
  Interest payable                                                  1,508
                                                                 --------
                                                                 $    -
                                                                 ========

To record the issuance of 11,508,00 shares of common stock for notes payable as part of the acquisition agreement.

3)Acquisition costs                                              $25,000
Account payable                                                  (25,000)
                                                                 --------
                                                                 $   -
                                                                 ========

To record estimated expenses associated with the acquisition.

BACK COVER OF PROSPECTUS

     No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Rubicon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

    TABLE OF CONTENTS
                                       Page


Prospectus Summary                      2
Risk Factors                            3
Dividend Policy                         6
Market Price of Common Stock            6
Business and Plan of Operation          6
Management's Discussion and Analysis   10
Management                             14
Principal Shareholders                 16
Certain Transactions                   17
Selling Shareholders                   17
Description of Securities              19
Legal Matters                          19
Experts                                20
Additional Information                 20
Financial Statements                   F-1

                               Rubicon Medical Corporation

                                   11,508,000 SHARES

                                     PROSPECTUS


                                  December   , 2000

                            Rubicon Medical Corporation

                                   PART II

Item 24. Indemnification of Directors and Officers.
--------------------------------------------------
     Rubicon has adopted provisions in its bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under Rubicon's bylaws, and as permitted under the Delaware General Corporation Law, directors are not liable to Rubicon or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to Rubicon or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve Rubicon or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission.

      At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Rubicon where indemnification will be required or permitted. Rubicon is not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

Item 25. Other Expenses of Issuance and Distribution.
-----------------------------------------------------
                  Filing fee under the Securities Act of 1933      $3,039.00
                  Printing and engraving (1)                       $1,000.00
                  Blue Sky Fees                                    $5,000.00
                  Auditing Fees (1)                               $10,000.00
                  Legal Fees (1)                                  $35,000.00
                  Miscellaneous (1)                                $3,000.00
                                                                  ----------
                  TOTAL                                           $57,039.00
(1)Estimates                                                      ==========

Item 26. Recent Sales of Unregistered Securities.
-------------------------------------------------
     In November 2000, the Company issued 36,000,000 shares of common stock to four shareholders of Rubicon Medical, Inc. in exchange for all of the outstanding shares of Rubicon Medical, Inc. and 163,400 shares of its preferred stock to 17 preferred stockholders of Rubicon Medical, Inc. All shares were issued in relation to the acquisition of Rubicon Medical, Inc, the Utah Corporation by Hi-Tech, the Delaware corporation whose name was subsequently changed to Rubicon Medical Corporation. The transactions are believed exempt from registration under Section 4(6) and/or 4(2) of the Securities Act do to the investment intent of the individuals, their accredited nature and the number of individuals receiving shares.

Item 27. Exhibits and Financial Schedules
-----------------------------------------
SEC Ref No.     Exhibit No.     Title of Document             Location
-----------     -----------     -----------------             --------
2. Plan of Acquisition, reorganization, arrangement, liquidation or Succession

       2.1   Agreement and Plan of Reorganization by          This Filing
             and between Hi-Tech Ventures, Inc. and
             Rubicon Medical, Inc.

3.   Certificate of Incorporation and Bylaws
     3.1    Articles of Incorporation                         This Filing
     3.2    Articles of Amendment                             This Filing
     3.3    2000 Series A Convertible Preferred Stock         This Filing
     3.4    Bylaws                                            This Filing

4.   Instruments defining the rights of holders               See Ex. 3.1 and
                                                              3.4

5.   Opinion of Victor D. Schwarz, LLC as to                  This Filing
      legality of securities being registered.

10.  Material Contracts

     10.1   Option and License Agreement with U.S.C.          This Filing
     10.1a  Option Exercise and License Amendment
            Agreement with U.S.C.                             This Filing
     10.2   Exclusive License and Development Agreement
            With Abbott Laboratories                          This Filing
     10.2a  Letter of Affirmation and Consent Between U.S.C.
            And Abbott Laboratories                           This Filing
     10.2b  Letter of Understanding-USC                       This Filing
     10.3   Equipment Lease Agreement with First
            Security Leasing Company                          This Filing
     10.3a  Promissory Note to Equipment Lease Agreement      This Filing
     10.3b  Lease Schedule to Lease Agreement                 This Filing
     10.3c  Lease Schedule to Lease Agreement                 This Filing
     10.3d  Lease Schedule to Lease Agreement                 This Filing
     10.4   Asset Purchase Agreement-Accurate Design          This Filing
     10.5   Employment Agreement-Linder                       This Filing
     10.6   Employment Agreement-Pearsall                     This Filing
     10.7   Consulting Contract with Smith Consulting
            Services, Inc.                                    This Filing

21. Subsidiaries of the small business issuer Rubicon Medial, Inc., a Utah corporation is the only subsidiary.

23.  Consents of Experts and Counsel
     23.1     Consent of HJ and Associates, LLC               This Filing
     23.2     Consent of Victor D. Schwarz, LLC               This Filing

24.  Powers of Attorney
     24.1     Powers of Attorney are included on signature page(3)

    All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

     (b) Financial Statement Schedules

     All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

Item 28. Undertakings.
----------------------
    (a)   The undersigned small business issuer hereby undertakes:

       (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and (iii) Include any material or changed information in the plan of distribution.

       (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

       (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) To provide to the underwriter at the Closing specified in the underwriting agreement certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned small business issuer hereby undertakes that it will:

       (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                 SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, State of Utah on December 7, 2000.

                                      Rubicon Medical Corporation

                                      By: /S/
                                         ----------------
                                         Richard J. Linder
                                         CEO, President, Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 7, 2000.


By:   /s/                              Chairman, and Director
   ---------------------------
   David B. Berger

By:   /s/
   ---------------------------         President and Chief Executive Officer,
   Richard J. Linder                   (Principle executive officer) and
Director

By:   /s/                              Chief Financial Officer (principal
   ---------------------------         accounting and financial
   Dennis M. Nasella                   officer) and Director

     The above signed officer and/or director of Rubicon Medical Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Richard J. Linder, and each of them, with full power of substitution and resubstitution, as attorney to sign for the undersigned in any and all capacities this Registration Statement and any and all amendments thereto, and any and all applications or other documents to be filed pertaining to this Registration Statement with the Securities and Exchange Commission or with any states or other jurisdictions in which registration is necessary to provide for notice or sale of all or part of the securities to be registered pursuant to this Registration Statement and with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as any of the said attorneys-in-fact deems appropriate.